UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 22, 2014

GIGAMON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 831-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Gigamon Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on July 22, 2014 (the “Original Filing”), to disclose the subsequent grant to Mike Burns of restricted stock units (“RSUs”) and an option to purchase shares of the Company’s common stock in connection with his appointment as the Company’s chief financial officer. Mr. Burns’ initial appointment was disclosed in the Original Filing. Except as stated herein, the Original Filing shall remain in effect.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) and (e)

On July 29, 2014, in connection with Mr. Burns’ appointment as the Company’s chief financial officer and principal financial officer on July 22, 2014, the compensation committee of the board of directors of the Company approved a grant to Mr. Burns of an option to purchase 99,283 shares of the Company’s common stock at an exercise price per share of $11.02 and 58,984 RSUs. 25% of the shares subject to the option will vest on July 22, 2015, the first anniversary of the date Mr. Burns started his employment with the Company, and thereafter, in ratable monthly installments for 36 months. The RSUs will vest over a 4 year period, with 25% of the RSUs vesting on August 15, 2015 and thereafter, 1/16th of the RSUs will vest on each successive quarterly RSU vesting date (the 15th of February, May August and November of each year). Vesting of the option and the RSUs are subject to Mr. Burns’ continued service with the Company through each applicable vesting date. The option and the RSUs are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related forms of equity agreements.

Additionally, pursuant Mr. Burns’ offer letter, the Company and Mr. Burns entered into a change in control severance agreement (the “Severance Agreement”), which provides that that upon a termination of his employment without cause or resignation for good reason (as such terms are defined in the Severance Agreement) before the date that is three months prior to a change in control of the Company or following the date that is 12 months following a change in control, then Mr. Burns will receive a cash severance payment equal to six months of his base salary plus reimbursement for COBRA premiums for up to six months and will be entitled to six months of accelerated vesting of his equity awards. Additionally, the Severance Agreement further provides that upon a termination of employment without cause or resignation for good reason during the period beginning three months prior to a change in control and ending 12 months following a change in control, then instead of six months of accelerated vesting, Mr. Burns will be entitled to either 24 months of accelerated vesting of his equity awards if the change in control occurs within the first 12 months following his date of hire, or full accelerated vesting if the change in control occurs after the first 12 months following his date of hire.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Change in Control Severance Agreement, between the Company and Mike Burns, dated July 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B. Shinn General Counsel

Date: August 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Severance Agreement, between the Company and Mike Burns, dated July 29, 2014